Exhibit 10.13
EXECUTION
PLEDGE AND SECURITY AGREEMENT
(PostRock Energy Services Corporation)
     THIS PLEDGE AND SECURITY AGREEMENT (herein referred to as this “Security Agreement”) is executed as of September 21, 2010, by POSTROCK ENERGY SERVICES CORPORATION, a Delaware corporation, formerly known as Quest Resource Corporation and successor by merger to Quest Resource Acquisition Corp., PostRock Midstream, LLC (the successor by merger to Quest Midstream Partners, L.P. and Quest Midstream GP, LLC), Quest Cherokee Oilfield Services, LLC, Quest Mergersub, Inc., Quest Midstream Holdings Corp., Quest Energy Service, LLC and Energy & Midstream Partners JV, LLC (“Debtor”), whose address is 210 Park Avenue, Suite 2750, Oklahoma City, Oklahoma 73102, in favor of ROYAL BANK OF CANADA as Collateral Agent (hereafter defined) for the benefit of the Beneficiaries (hereafter defined) (the Collateral Agent, in such capacity, the “Secured Party”) whose address is Royal Bank Plaza, P.O. Box 50, 200 Bay Street, 12th Floor, South Tower, Toronto, Ontario M5J 2W7.
RECITALS
     A. Quest Midstream Partners, L.P., a Delaware master limited partnership (which merged into and became Quest Acquisition Partners, LLC, which changed its name to PostRock Midstream, LLC, which merged into PostRock Energy Services Corporation) and Bluestem Pipeline, LLC, as borrowers, and Royal Bank of Canada as administrative and collateral agent, and the lenders party thereto, entered into a Credit Agreement, dated as of January 31, 2007, providing for a $75,000,000 Senior Credit Facility (as amended from time to time, the “Original Midstream Credit Agreement”).
     B. The Original Midstream Credit Agreement was amended and restated by an Amended and Restated Credit Agreement dated as of November 1, 2007 among Quest Midstream Partners, L.P. and Bluestem Pipeline, LLC, as borrowers, Royal Bank of Canada, as administrative and collateral agent, and the lenders party thereto (the “Midstream Lenders”) providing for a $135,000,000 Senior Credit Facility (as amended from time to time, the “First Amended and Restated Midstream Credit Agreement”).
     C. In connection with the First Amended and Restated Midstream Credit Agreement, Quest Midstream Partners, L.P. financed its acquisition of (i) 100% of the limited liability company membership interest in each of (a) Midcoast Kansas Pipeline, L.L.C., a Delaware limited liability company (whose name after its acquisition was changed to Quest Kansas Pipeline, L.L.C.), and (b) Midcoast Kansas General Partner, L.L.C., a Delaware limited liability company (whose name after its acquisition was changed to Quest Kansas General Partner, L.L.C.), each of whom collectively owned 100% of the general partner interest in Enbridge Pipelines (KPC), a Kansas general partnership (whose name after its acquisition was changed to Quest Pipelines (KPC)) which owned an approximate 1,120 mile interstate natural gas pipeline, gathering systems, processing facilities and related assets located in the States of Kansas, Oklahoma and Missouri.
     D. The First Amended and Restated Midstream Credit Agreement was amended by a First Amendment to Amended and Restated Credit Agreement, dated November 1, 2007, Second Amendment to Amended and Restated Credit Agreement, dated October 28, 2008, and Third Amendment to Amended and Restated Credit Agreement, dated December 17, 2009 (the First Amended and Restated Midstream Credit Agreement as so amended the “Prior Midstream Credit Agreement”).
     E. The Prior Midstream Credit Agreement is being amended and restated in its entirety pursuant to that certain Second Amended and Restated Credit Agreement of even date herewith (the
PESC KPC Pipeline Equity Pledge

“Pipeline Credit Agreement”), among Debtor and PostRock KPC Pipeline, LLC, a Delaware limited liability company (“KPC Pipeline LLC”; collectively KPC Pipeline LLC and Debtor, the “Pipeline Facility Borrowers”), each lender from time to time party thereto (collectively, the “Pipeline Facility Lenders”), and Royal Bank of Canada, as administrative agent and collateral agent. Pursuant to the Pipeline Credit Agreement, the Pipeline Facility Lenders have agreed to make a $15,000,000 term loan to the Pipeline Facility Borrowers.
     F. Pursuant to that certain Second Amended and Restated Credit Agreement dated of even date herewith (the “Borrowing Base Facility Credit Agreement”; the Pipeline Credit Agreement, together with the Borrowing Base Facility Credit Agreement collectively, the “Credit Agreements” and individually a “Credit Agreement”), among Debtor and MidContinent (hereinafter defined)(collectively Debtor and MidContinent, the “Borrowing Base Facility Borrowers”), each lender from time to time party thereto (collectively, the “Borrowing Base Facility Lenders”), and Royal Bank of Canada, as administrative agent and collateral agent, the Borrowing Base Facility Lenders have agreed to make loans and issue letters of credit to or for the Borrowing Base Facility Borrowers.
     G. Pursuant to an Intercreditor and Collateral Agency Agreement dated of even date herewith (the “Intercreditor Agreement”) among Royal Bank of Canada, as First Lien Agent (hereafter defined) for the First Lien Secured Parties (hereafter defined), the First Lien Secured Parties, Royal Bank of Canada, as Second Lien Agent (hereafter defined) for the Second Lien Secured Parties (hereafter defined), the Second Lien Secured Parties and each of the Debtor and MidContinent, Royal Bank of Canada, as collateral agent for the First Lien Secured Parties and Second Lien Secured Parties, and KPC Pipeline LLC, the Collateral Agent agreed to act as collateral agent for the First Lien Secured Parties and Second Lien Secured Parties for purposes of dealing with the Collateral, including for purposes of this Security Agreement, apportioning payments among First Lien Secured Parties and the Second Lien Secured Parties with respect to proceeds thereof.
     H. The Debtor has agreed to enter into this Security Agreement, and (i) in connection with the Pipeline Credit Agreement, Debtor desires to secure all indebtedness owing under the Pipeline Credit Agreement with a first priority lien on the Collateral, and (ii) in connection with the Borrowing Base Facility Credit Agreement, Debtor desires to secure all indebtedness owing under the Borrowing Base Facility Credit Agreement with a lien on the Collateral which is junior, subject and subordinated to the lien on the Collateral securing indebtedness owing under the Pipeline Credit Agreement.
     I. Debtor has duly authorized the execution, delivery and performance of this Security Agreement.
     J. This Security Agreement is integral to the transactions contemplated by the Intercreditor Agreement and Credit Agreements, and the execution and delivery of this Security Agreement is required under the terms of the Credit Agreements.
     ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
ARTICLE I
Definitions and References
     Section 1.1. References to Pipeline Credit Agreement. The terms, conditions, and provisions of the Pipeline Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as the Pipeline Facility Lenders are obligated to lend under the Pipeline Credit Agreement and
PESC KPC Pipeline Equity Pledge

thereafter until the Obligations (hereafter defined) are paid and performed in full (except as provided in Sections 10.01(d) and 10.01(e) of the Pipeline Credit Agreement).
     Section 1.2. Certain Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Pipeline Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Pipeline Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Pipeline Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:
     Section 1.3. Certain Definitions. Definitions in this Security Agreement
The following terms have the following meanings unless otherwise indicated:
     Beneficiaries means collectively all of the Intercreditor Secured Parties and Beneficiary means any one of the Beneficiaries.
     Borrowing Base Facility Borrowers has the meaning set forth in Recital F hereto.
     Borrowing Base Facility Credit Agreement has the meaning set forth in Recital F hereto.
     Borrowing Base Facility Lenders has the meaning set forth in Recital F hereto.
     Collateral means, with respect to Debtor, all property described in Section 2.1 in which Debtor has any right, title or interest.
     Collateral Agent means Royal Bank of Canada in its capacity as “Collateral Agent” for the Intercreditor Secured Parties pursuant to the Intercreditor Agreement.
     Credit Agreement and Credit Agreements have the meanings specified in Recital F.
     Debtor has the meaning specified in the preamble.
     First Amended and Restated Midstream Credit Agreement has the meaning set forth in Recital B hereto.
     First Lien Agent has the meaning set forth in the Intercreditor Agreement.
First Lien Document has the meaning set forth in the Intercreditor Agreement.
First Lien Notes has the meaning set forth in the definition of “Obligations”.
First Lien Obligations has the meaning set forth in the Intercreditor Agreement.
First Lien Secured Parties has the meaning set forth in the Intercreditor Agreement.
Intercreditor Agreement has the meaning set forth in Recital G hereto.
     Intercreditor Secured Parties means the “Secured Parties” as defined in the Intercreditor Agreement.
PESC KPC Pipeline Equity Pledge

     Issuer has the meaning specified in Section 2.1.
     KPC Pipeline LLC has the meaning set forth in Recital E hereto.
     MidContinent means PostRock MidContinent Production, LLC, a Delaware limited liability company.
     Midstream Lenders has the meaning set forth in Recital B hereto.
     Notes has the meaning set forth in the definition of “Obligations”.
     Obligations means, collectively
     (a) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement,
     (b) all First Lien Obligations including without limitation, all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, of a Pipeline Facility Borrower arising out of or under the Pipeline Credit Agreement and each other First Lien Document to which a Pipeline Facility Borrower is a party, and all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, and evidenced by those certain promissory notes in the aggregate principal amount of Fifteen Million and 00/100 United States Dollars (US $15,000,000.00) executed jointly and severally by the Pipeline Facility Borrowers and payable to the order of the Pipeline Facility Lenders on or before February 28, 2012 and all other notes given in substitution for the foregoing promissory notes, or in modification, renewal, rearrangement or extension thereof, in whole or in part (such promissory notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal, rearrangement or extension thereof, in whole or in part, being hereafter collectively called the “First Lien Notes”), and with interest, collection and attorneys’ fees, all as provided therein,
     (c) all Second Lien Obligations including including without limitation, (i) all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, of Midcontinent and Debtor arising out of or under the Borrowing Base Facility Credit Agreement and each other Second Lien Document, and all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, and evidenced by those certain promissory notes in the initial aggregate principal amount of Two Hundred Twenty-Five Million and 00/100 United States Dollars (US $225,000,000.00) executed jointly and severally by Midcontinent and Debtor and payable to the order of the Borrowing Base Facility Lenders on or before June 30, 2013 and all other notes given in substitution for the foregoing promissory notes, or in modification, renewal, rearrangement or extension thereof, in whole or in part (such promissory notes, as from time to time supplemented, amended or modified and all other notes given in substitution therefor or in modification, renewal, rearrangement or extension thereof, in whole or in part, being hereafter collectively called the “Second Lien Notes;” the First Lien Notes and the Second Lien Notes collectively called the “Notes”), and with interest, collection and attorneys’ fees, all as provided therein and (ii) all indebtedness, obligations and liabilities, whether now in existence or hereafter arising, whether by acceleration or otherwise, in respect to letters of credit issued pursuant to the Borrowing Base Facility Credit Agreement and all reimbursement obligations in respect thereof. It being understood and agreed that the liens and security interests granted in this Security Agreement to secure the indebtedness described in (c) above is junior, subject and subordinated to the liens and security interests granted in this Security Agreement to secure the indebtedness described in (b) above and this Security Agreement is a Security Document (as defined in the Intercreditor Agreement) and is subject to the agreements set forth in the Intercreditor Agreement,
PESC KPC Pipeline Equity Pledge

     (d) all additional loans or advances made by the Beneficiaries to or for the benefit of the Pipeline Facility Borrowers or Borrowing Base Facility Borrowers pursuant to the Pipeline Credit Agreement, Borrowing Base Facility Credit Agreement or any other First Lien Document or Second Lien Document,
     (e) payment of and performance of any and all present or future obligations of any Pipeline Facility Borrower or any Borrowing Base Facility Borrower according to the terms of any Lender Hedging Agreement,
     (f) any sums which may be advanced or paid by Secured Party or any Beneficiary under the terms hereof on account of the failure of Debtor to comply with the covenants of Debtor contained herein, or the failure of Debtor to comply with the covenants of Debtor contained in the Pipeline Credit Agreement, Borrowing Base Facility Credit Agreement or any other First Lien Document or Second Lien Document; and all other indebtedness of Debtor arising pursuant to the provisions of this Security Agreement, including penalties, indemnities, legal and other fees, charges and expenses, and amounts advanced by and expenses incurred in order to preserve any collateral or security interest, whether due after acceleration or otherwise; and
     (g) all interest (including, without limitation, interest accruing at any post-default rate and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) in respect of all of the indebtedness described herein and all costs of collection and attorneys’ fees, all as provided herein and in the Pipeline Credit Agreement and Borrowing Base Facility Credit Agreement.
     Original Midstream Credit Agreement has the meaning set forth in Recital A hereto.
     Pipeline Credit Agreement has the meaning set forth in Recital E hereto.
     Pipeline Facility Borrowers and Pipeline Facility Borrower have the meanings set forth in Recital E hereto.
     Pipeline Facility Lenders and Pipeline Facility Lender have the meanings set forth in Recital E hereto.
     Pledged Equity has the meaning specified in Section 2.1.
     Prior Midstream Credit Agreement has the meaning set forth in Recital D hereto.
     Second Lien Agent has the meaning set forth in the Intercreditor Agreement.
     Second Lien Document has the meaning set forth in the Intercreditor Agreement.
     Second Lien Notes has the meaning set forth in the definition of “Obligations”.
     Second Lien Obligations has the meaning set forth in the Intercreditor Agreement.
     Second Lien Secured Parties has the meaning set forth in the Intercreditor Agreement.
     Secured Party has the meaning specified in the preamble.
     Securities Act means the Securities Act of 1933.
PESC KPC Pipeline Equity Pledge

     Security Agreement has the meaning specified in the preamble.
     UCC means the Uniform Commercial Code in effect in the State of New York from time to time; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
ARTICLE II
Security Interest
     Section 2.1. Grant of Security Interest. As collateral security for the payment and performance of all Obligations, Debtor pledges, collaterally assigns and grants to Secured Party a continuing security interest in all right, title and interest of Debtor in and to Debtor’s 100% limited liability company interest in KPC Pipeline, LLC (in its capacity as issuer of the Pledged Equity (hereafter defined), the “Issuer”), whether such equity interest is now owned or existing or hereafter acquired or arising, whether such equity is a General Intangible or a security, and all equity that Debtor may acquire in the future that is issued by Issuer and all proceeds of the foregoing (collectively, the “Pledged Equity”).
     Section 2.2. Obligations Secured.
     (a) The security interest created hereby in the Collateral secures the payment and performance of all Obligations.
     (b) Without limiting the generality of the foregoing, this Security Agreement secures, as to Debtor, the payment of all amounts that constitute part of the Obligations and would be owed by the Pipeline Facility Borrowers and Borrowing Base Facility Borrowers to any Beneficiary but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any such Borrower.
ARTICLE III
Representations and Warranties
     Section 3.1. Representations and Warranties. Debtor represents and warrants to Secured Party as follows:
     (a) Debtor has and will have at all times the right, power and authority to grant to Secured Party as provided herein a security interest in the Collateral, free and clear of any Lien, except for Permitted Liens. This Security Agreement creates a valid and binding security interest in favor of Secured Party in the Collateral, securing the Obligations.
     (b) With respect to Pledged Equity:
     (i) All units constituting Pledged Equity have been duly authorized and validly issued, and, as applicable, are fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person or of any agreement by which Debtor or the Issuer is bound.
     (ii) All documentary, stamp or other taxes or fees owing in connection with the issuance, transfer or pledge of any Pledged Equity (or rights in respect thereof) have been paid.
PESC KPC Pipeline Equity Pledge

     (iii) Other than as set forth herein, in the Pipeline Credit Agreement, or under applicable federal or state securities Laws, no restriction or condition exists with respect to the transfer, voting or capital of any Pledged Equity.
     (iv) Issuer has no outstanding subscription agreement, option, warrant or convertible security outstanding or any other right outstanding pursuant to which any Person would be entitled to have issued to it units of ownership interest in Issuer.
     (v) Debtor has taken or concurrently herewith is taking all actions necessary to perfect Secured Party’s security interest in Pledged Equity, including making any registration, filing or notice that may be necessary or advisable under Articles 8 or 9 of the Uniform Commercial Code as in effect in the jurisdiction in which the Issuer of such Pledged Equity was organized, and no other Person has any such registration, filing or notice in effect with respect to the Pledged Equity.
     (vi) Debtor has delivered a correct and complete copy of the Issuer’s limited liability company agreement to Secured Party.
     (vii) Neither the execution, delivery or performance of this Security Agreement nor the exercise of any right or remedy of Secured Party hereunder will cause a default under any agreement in respect of Pledged Equity to which Debtor or Issuer is a party or otherwise adversely affect or diminish any Pledged Equity.
     (viii) Debtor’s rights under any agreement in respect of Pledged Equity are enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights.
     (ix) Debtor has delivered to Secured Party to the extent such Pledged Equity is uncertificated, an executed Acknowledgment of Pledge in the form of Annex A with respect to such Pledged Equity.
     (c) The Pledged Equity constitutes all equity interests in the Issuer owned by Debtor as of the date hereof. Debtor has delivered to Secured Party all certificates evidencing such Pledged Equity, duly indorsed, or accompanied by unit powers duly indorsed, in blank for transfer.
     (d) Debtor is a corporation and is organized under the laws of the State of Delaware, which is Debtor’s location pursuant to the UCC. Debtor does not presently conduct business under any name except the name in which it has executed this Security Agreement, which is the exact name that appears in Debtor’s organizational documents. Debtor’s only other names during the five year period prior to the date of this Security Agreement are the names listed in the preamble.
     (e) Debtor has good and marketable title to the Collateral, free and clear of all Liens, except (i) for the security interest created by this Security Agreement, and (ii) Permitted Liens. No effective financing statement or other registration or instrument similar in effect covering any Collateral is on file in any recording office except any that have been filed in favor of Secured Party relating to this Security Agreement.
     (f) Neither the ownership or intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party hereunder:
     (i) conflicts with:
PESC KPC Pipeline Equity Pledge

     (A) any applicable domestic or foreign Law,
     (B) any organizational document of Debtor or the Issuer; or
     (C) any agreement, judgment, license, order or permit applicable to or binding upon Debtor or the Issuer, or
     (ii) results in or requires the creation of any Lien, charge or encumbrance upon any asset of Debtor except for the security interest granted by Debtor to Secured Party hereunder.
     (g) There is no condition precedent to the effectiveness of this Security Agreement that has not been satisfied or waived.
ARTICLE IV
Covenants
     Section 4.1. General Covenants. Debtor will, so long as this Security Agreement shall be in effect, perform and observe the following:
     (a) Without limitation of any other covenant herein, Debtor shall not cause or permit any change in its name, identity or organizational structure, or any change to its jurisdiction of organization, unless Debtor shall have first:
     (i) notified Secured Party of such change at least 30 days prior to the effective date of such change (or such shorter notice as Secured Party may approve),
     (ii) taken all action requested by Secured Party (under the following subsection (b) or otherwise) for the purpose of further confirming and protecting Secured Party’s security interest and rights under this Security Agreement and the perfection and priority thereof, and
     (iii) if reasonably requested by Secured Party, provided to Secured Party a legal opinion to Secured Party’s satisfaction confirming that such change shall not adversely affect Secured Party’s security interest and rights under this Security Agreement or the perfection or priority of such security interest.
In any notice delivered pursuant to this subsection, Debtor will expressly state that the notice is required by this Security Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Secured Party’s security interest in the Collateral.
     (b) Debtor will, at its expense and as from time to time reasonably requested by Secured Party, promptly execute and deliver all further instruments, agreements, filings and registrations, and take all further action, in order:
     (i) to confirm and validate this Security Agreement and Secured Party’s rights and remedies hereunder,
     (ii) to correct any error or omission in the description herein of the Obligations or the Collateral or in any other provision hereof,
     (iii) to perfect, register and protect the security interest and rights created or purported to be created hereby or to maintain the required priority of such security interests and rights,

PESC KPC Pipeline Equity Pledge

     (iv) to enable Secured Party to exercise and enforce its rights and remedies hereunder, or
     (v) otherwise to give Secured Party the full benefits of the rights and remedies described in or granted under this Security Agreement.
As part of the foregoing, Debtor will, whenever requested by Secured Party:
     (A) execute (as applicable) and file any financing statement, continuation statement or other filing or registration relating to Secured Party’s security interest and rights hereunder, and any amendment thereto, and
     (B) mark its books and records relating to any Collateral to reflect that such Collateral is subject to this Security Agreement and the security interests hereunder.
     (c) Debtor will:
     (i) Maintain good and marketable title to all Collateral, free and clear of all Liens and not grant or allow any such Lien to exist except for the security interest created by this Security Agreement, and (ii) Permitted Liens.
     (ii) Not allow to remain in effect, and cause to be terminated, any financing statement or other registration or instrument similar in effect covering any Collateral, except (i) any that has been filed in favor of Secured Party relating to this Security Agreement, and (ii) Permitted Liens.
     (iii) Defend Secured Party’s right, title and security interest in and to the Collateral against the claims of any Person.
     (d) Debtor shall not take any action that would, or fail to take any action if such failure would, impair the enforceability, perfection or priority of Secured Party’s security interest in any Collateral.
     Section 4.2. Covenants Relating Specifically to the Nature of the Collateral. Debtor will, for so long as the Obligations relating to the First Lien Documents are outstanding, perform and observe the following:
     (a) If Debtor shall at any time hold or acquire any certificated security evidencing Collateral, Debtor will forthwith endorse, assign, and deliver the same to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify.
     (i) If any security evidencing Collateral now or hereafter acquired by Debtor is uncertificated and is issued to Debtor or its nominee directly by the issuer thereof, Debtor shall immediately notify Secured Party of such issuance and, pursuant to an agreement in form and substance satisfactory to Secured Party, cause the issuer thereof to agree to comply with instructions from Secured Party as to such security, without further consent of Debtor or such nominee, or take such other action as Secured Party may approve in order to perfect Secured Party’s security interest in such security.
     (ii) If any security, whether certificated or uncertificated, or other Investment Property now or hereafter acquired by Debtor and evidencing Collateral, is held by Debtor or its nominee through a securities intermediary, Debtor shall immediately notify Secured Party
PESC KPC Pipeline Equity Pledge

thereof, and, at Secured Party’s request and option, pursuant to an agreement in form and substance satisfactory to Secured Party, either:
     (A) cause such securities intermediary to agree to comply with entitlement orders or other instructions from Secured Party to such securities intermediary as to such securities or other Investment Property, in each case without further consent of Debtor or such nominee, or
     (B) in the case of financial assets or other Investment Property held through a securities intermediary, arrange for Secured Party to become the entitlement holder with respect to such Investment Property, with Debtor being permitted to exercise rights to withdraw or otherwise deal with such Investment Property.
Subsections (A) and (B) above shall not apply to any financial asset credited to a Securities Account for which Secured Party is the securities intermediary or commodity intermediary.
     (iii) Debtor shall not permit any Pledged Equity that is an equity interest in a limited liability company or a limited partnership and that is a General Intangible to become Investment Property unless it shall have given Secured Party at least 30-days’ prior notice (or such shorter notice as Secured Party may approve) and shall have taken such steps as Secured Party shall request in connection with the perfection or priority of Secured Party’s security interest therein as provided in subsections (i) and (ii) above.
     (iv) Debtor shall not:
     (A) adjust, settle, compromise, amend or modify any right in respect of any Pledged Equity or any agreement relating thereto except for any adjustment, settlement, modification, compromise or amendment that would not materially adversely affect Secured Party’s rights hereunder;
     (B) permit the creation of any additional equity interest in the Issuer, unless immediately upon creation the same is pledged to Secured Party pursuant hereto to the extent necessary to give Secured Party a first-priority security interest in such Pledged Equity after such creation that is in the aggregate at least the same percentage of such Pledged Equity as was subject hereto before such issue, whether such additional interest is presently vested or will vest upon the payment of money or the occurrence or non-occurrence of any other condition; or
     (C) enter into any agreement, other than the First Lien Documents and Second Lien Documents, creating, or otherwise permit to exist, any restriction or condition upon the transfer or exercise of any rights in respect of any Pledged Equity, including any restriction or condition upon the transfer, voting or control of any Pledged Equity.
ARTICLE V
Voting and Distribution Rights in Respect Of Pledged Equity
     Section 5.1. Voting Rights. Debtor shall be entitled to exercise all voting and other consensual rights pertaining to the Pledged Equity or any part thereof for any purpose; provided that Debtor shall not exercise or refrain from exercising any such right if such action would have a material adverse effect on the value of any Pledged Equity or on Secured Party’s security interest or the value thereof; and provided further that, upon the occurrence and during the continuance of an Event of Default,
PESC KPC Pipeline Equity Pledge

upon notice from Secured Party to Debtor, all rights to exercise or refrain from exercising the voting and other consensual rights that Debtor would otherwise be entitled to exercise shall cease and all such rights shall thereupon become vested in Secured Party, which thereupon shall have the sole right to exercise or refrain from exercising such voting and other consensual rights.
     Section 5.2. Dividend Rights While No Event of Default Exists. Debtor shall be entitled to receive and retain all dividends, interest and other distributions paid in respect of the Pledged Equity until the occurrence and continuance of an Event of Default.
     Section 5.3. Actions by Secured Party. Secured Party will execute and deliver (or cause to be executed and delivered) to Debtor all such proxies and other instruments as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting and other rights that it is entitled to exercise pursuant to Section 5.1 above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to Section 5.2 above.
     Section 5.4. Rights While an Event of Default Exists. Upon the occurrence and during the continuance of an Event of Default:
     (a) All rights of Debtor to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 5.2 shall automatically cease, and all such rights shall thereupon become vested in Secured Party, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Equity such dividends, interest and other distributions.
     (b) All dividends, interest and other distributions that are received by Debtor contrary to subsection (a) above shall be received in trust for the benefit of Secured Party, shall be segregated from other funds of Debtor and shall be forthwith paid over to Secured Party as Pledged Equity in the same form as so received (with any necessary indorsement).
ARTICLE VI
Remedies, Powers and Authorizations
     Section 6.1. Normal Provisions Concerning the Collateral.
     (a) Debtor irrevocably authorizes Secured Party at any time and from time to time to file, without the signature of Debtor, in any jurisdiction any amendments to existing financing statements and any initial financing statements and amendments thereto that:
     (i) indicate the nature of the Collateral;
     (ii) contain any other information required for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor; and
     (iii) properly effectuate the transactions described in the First Lien Documents, as determined by Secured Party in its discretion.
Debtor will furnish any information described in items (i) — (iii) above to Secured Party promptly upon request. A carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any
PESC KPC Pipeline Equity Pledge

jurisdiction by Secured Party. Debtor ratifies and approves all financing statements heretofore filed by or on behalf of Secured Party in any jurisdiction in connection with the transactions contemplated hereby.
     (b) Effective upon and during the continuance of an Event of Default, Debtor appoints Secured Party as Debtor’s attorney in fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, from time to time in Secured Party’s discretion, to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement including any action or instrument:
     (i) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral;
     (ii) to receive, indorse and collect any drafts or other Instruments or Documents with respect to any Collateral;
     (iii) to enforce any obligations included in the Collateral; and
     (iv) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any Collateral or otherwise to enforce the rights of Debtor or Secured Party with respect to any Collateral.
Such power of attorney and proxy are coupled with an interest, are irrevocable, and are to be used by Secured Party for the sole benefit of the Beneficiaries.
     (c) If Debtor fails to perform any agreement or obligation contained herein, Secured Party may, but shall have no obligation to, itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under Section 6.6.
     (d) Secured Party shall have the right upon and during the continuance of an Event of Default, at any time in its discretion and without notice to Debtor, to transfer to or to register in the name of Secured Party or any of its nominees any Pledged Equity, subject only to the revocable rights specified in Section 5.1. Debtor shall forthwith, upon and during the continuance of an Event of Default, cause all Pledged Equity in which it has an interest on the date hereof to be registered in the name of Secured Party or such of Secured Party’s nominees as Secured Party shall direct, and, upon Debtor’s acquisition of any interest in any Pledged Equity in the future, forthwith cause the same to be so registered.
     (e) Anything herein to the contrary notwithstanding prior to such time as Secured Party succeeds to Debtor’s rights as owner of he Collateral, whether pursuant to foreclosure or otherwise:
     (i) Debtor shall remain liable to perform all duties and obligations under the agreements included in the Collateral to the same extent as if this Security Agreement had not been executed.
     (ii) The exercise by Secured Party of any right hereunder shall not release Debtor from any duty or obligation under any agreement included in the Collateral.
     (iii) Secured Party shall not have any obligation or liability under the agreements in respect of the Collateral by reason of this Security Agreement or any other First Lien Document, nor shall Secured Party be obligated to perform any duty or obligation of Debtor thereunder or take any action to collect or enforce any claim for payment assigned hereunder.
PESC KPC Pipeline Equity Pledge

     Section 6.2. Event of Default Remedies. If an Event of Default shall have occurred and be continuing, Secured Party may from time to time in its discretion (but subject to the terms and conditions of the Intercreditor Agreement and Pipeline Credit Agreement), without limitation and without notice except as expressly provided below:
     (a) Exercise in respect of the Collateral, in addition to any other right and remedy provided for herein, under the other First Lien Documents, or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and any other applicable Law.
     (b) Require Debtor to, and Debtor will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it (together with all books, records and information of Debtor relating thereto) available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties.
     (c) Prior to the disposition of any Collateral:
     (i) to the extent permitted by applicable Law, enter, with or without process of law and without breach of the peace, any premises where any Collateral is or may be located, and without charge or liability to Secured Party seize and remove such Collateral from such premises, and
     (ii) have access to and use the Company’s books, records, and information relating to the Collateral.
     (d) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure.
     (e) Dispose of, at its office, on the premises of Debtor or elsewhere, any Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (but the sale of any Collateral shall not exhaust Secured Party’s power of sale, and sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any Collateral.
     (f) Buy (or allow Secured Party to buy) Collateral, or any part thereof, at any public sale.
     (g) Buy (or allow Secured Party to buy) Collateral, or any part thereof, at any private sale if any Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations.
     (h) Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor consents to any such appointment.
     (i) Comply with any applicable state or federal Law requirement in connection with a disposition of Collateral and such compliance shall not be considered to affect adversely the commercial reasonableness of any sale of Collateral.
     (j) Sell Collateral without giving any warranty, with respect to title or any other matter.
     (k) To the extent notice of sale shall be required by law with respect to Collateral, at least ten (10) Business Days’ notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; provided that, if Secured Party fails in
PESC KPC Pipeline Equity Pledge

any respect to give such notice, its liability for such failure shall be limited to the liability (if any) imposed on it by law under the UCC. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
     Section 6.3. Application of Proceeds. If an Event of Default shall have occurred and be continuing, any cash held by or on behalf of Secured Party and all cash proceeds received by or on behalf of Secured Party in respect of any sale of, collection from, or other realization upon any Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and/or then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations, in the following manner:
     (a) First, subject to the terms of the Intercreditor Agreement and Pipeline Credit Agreement, to Secured Party for any amounts then owing to Secured Party for costs or expenses incurred by Secured Party in connection therewith.
     (b) Second, subject to the terms of the Intercreditor Agreement and Pipeline Credit Agreement paid to Secured Party, as agent for the Beneficiaries, in repayment of the Obligations.
     (c) Third, any surplus of such cash or cash proceeds held by or on the behalf of Secured Party and remaining after payment in full of all the Obligations shall be paid over to the Debtor or to whatever Person may be lawfully entitled to receive such surplus.
     Section 6.4. Deficiency. If the proceeds of any sale, collection or realization of or upon the Collateral of Debtor by Secured Party are insufficient to pay all Obligations and all other amounts to which Secured Party is entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the First Lien Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees of any attorneys employed by Secured Party to collect such deficiency. Subject to the provisions hereof and applicable Law, Collateral may be sold at a loss to Debtor, and Secured Party shall have no liability or responsibility to Debtor for such loss. Debtor acknowledges that a private sale may result in less proceeds than a public sale.
     Section 6.5. Private Sales of Pledged Equity. Secured Party may deem it impracticable to effect a public sale of any Pledged Equity and may determine to make one or more private sales of such Pledged Equity to a restricted group of purchasers that will be obligated to agree, among other things, to acquire the same for their own account, for investment and not with a view to the distribution or resale thereof. Any such private sale may be at a price and on other terms less favorable to the seller than the price and other terms that might have been obtained at a public sale. Any such private sale nevertheless shall be deemed to have been made in a commercially reasonable manner, and Secured Party shall not have any obligation to delay sale of any such Pledged Equity for the period of time necessary to permit its registration for public sale under the Securities Act. Any offer to sell any such Collateral that has been:
     (i) publicly advertised on a bona-fide basis in a newspaper or other publication of general circulation in the financial communities of New York, New York, Houston, Texas and Oklahoma City, Oklahoma (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or
     (ii) made privately in the manner described above to not less than 15 bona-fide offerees,
PESC KPC Pipeline Equity Pledge

shall be deemed to involve a “public disposition” under Chapter 9.610(c) of the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and Secured Party may credit bid for such Collateral, i.e., bid in all or a portion of the Obligations.
     Section 6.6. Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, to the extent permitted by applicable Law, Debtor waives, renounces and knowingly relinquishes any legal right that might otherwise require Secured Party to enforce its rights by judicial process and confirms that such remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Secured Party may, however, in its discretion, resort to judicial process.
     Section 6.7. Limitation on Duty of Secured Party in Respect of Collateral. Beyond the exercise of reasonable care in the custody thereof, Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or as to the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property, and Secured Party shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.
ARTICLE VII
Miscellaneous
     Section 7.1. Notices. Any notice or communication required or permitted hereunder shall be given in writing or by electronic transmission, sent in the manner provided in the Pipeline Credit Agreement, if to Secured Party, to the address set forth in the Intercreditor Agreement and for Debtor, to the address specified in the preamble to this Security Agreement, or to such other address or to the attention of such other individual as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given as provided in the Pipeline Credit Agreement for notices given thereunder.
     Section 7.2. Amendments and Waivers. Except as provided in Section 7.3, no amendment of this Security Agreement shall be effective unless it is in writing and signed by Debtor and Secured Party, and no waiver of this Security Agreement or consent to any departure by Debtor herefrom shall be effective unless it is in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for that given and to the extent specified in such writing. In addition, all such amendments and waivers shall be effective only if given with the necessary approvals required in the Pipeline Credit Agreement.
     Section 7.3. Preservation of Rights. No failure on the part of Secured Party to exercise, and no delay in exercising, any right hereunder or under any other First Lien Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of Secured Party provided herein and in the other First Lien Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by Law or otherwise.
     Section 7.4. Severability. Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
PESC KPC Pipeline Equity Pledge

     Section 7.5. Survival. Each representation and warranty, covenant and other obligation of Debtor herein shall survive the execution and delivery of this Security Agreement, the execution and delivery of any other First Lien Document and the creation of the Obligations.
     Section 7.6. Parties Bound, Assignment. This Security Agreement shall be binding on Debtor and Debtor’s legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and permitted assigns.
     (i) Secured Party is the agent for each Beneficiary under the Intercreditor Agreement. The Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Beneficiary, and Secured Party may, without the joinder of any Beneficiary, exercise any and all Rights in favor of Secured Party or any Beneficiary hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Beneficiary vis-à-vis Secured Party and each other Beneficiary may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s legal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.
     (ii) Except for this Security Agreement and assignments made in furtherance hereof, Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.
     Section 7.7. Release of Collateral; Termination.
     (a) Upon any sale, lease, transfer or other disposition of any Collateral of Debtor in accordance with the First Lien Documents, Secured Party will, at Debtor’s expense, execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence the release of such Collateral from the assignment and security interest granted hereby; provided that:
     (i) at the time of such request and such release no Default shall have occurred and be continuing,
     (ii) Debtor shall have delivered to Secured Party, at least 10 Business Days prior to the date of the proposed release (or by such lesser notice as Secured Party may approve), a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by Secured Party and a certificate of Debtor to the effect that the transaction is in compliance with the First Lien Documents and such other matters as Secured Party may request, and
     (iii) if any First Lien Document provides for any application of the proceeds of any such sale, lease, transfer or other disposition, or any payment to be made, in connection therewith, such proceeds shall have been applied or payment made as provided therein.
     (b) Upon, and only upon, the indefeasible payment and satisfaction in full in cash of the Obligations that relate to the First Lien Credit Agreement and in accordance with Section 10.21 of the
PESC KPC Pipeline Equity Pledge

Second Lien Document, this Security Agreement and the security interest created hereby shall terminate, all rights in the Collateral shall revert to Debtor and Secured Party, at a Debtor’s request and at its expense, will:
     (i) return to Debtor such of Debtor’s Collateral in Secured Party’s possession as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and
     (ii) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.
     (c) Debtor is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection with this Security Agreement without the prior written consent of Secured Party, subject to Debtors’ rights under Chapters 9.509(d)(2) and 9.518 of the UCC.
     Section 7.8. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     Section 7.9. Final Agreement. This Security Agreement and the other First Lien Documents represent the final agreement between the parties hereto and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties hereto. There are no unwritten oral agreements between the parties hereto.
     Section 7.10. Counterparts; Facsimile. This Security Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Security Agreement by telecopy, facsimile, photocopy or by sending a scanned copy by electronic mail shall be effective as delivery of a manually executed counterpart of this Security Agreement.
     Section 7.11. Acceptance by Secured Party. By its acceptance of the benefits hereof, Secured Party shall be deemed to have agreed to be bound hereby and to perform any obligation on its part set forth herein.
Remainder of this page intentionally left blank.
Signature page follows.
PESC KPC Pipeline Equity Pledge

     IN WITNESS WHEREOF, Debtor has executed and delivered this Security Agreement as of the date first-above written.

DEBTOR:	POSTROCK ENERGY SERVICES CORPORATION,
a Delaware corporation

	By:	/s/ David C. Lawler
David C. Lawler
President and Chief Executive Officer
Signature Page
PESC KPC Pipeline Equity Pledge

ANNEX A TO PLEDGE AND SECURITY AGREEMENT
ACKNOWLEDGMENT OF PLEDGE
LIMITED LIABILITY COMPANY: POSTROCK KPC PIPELINE, LLC
INTEREST OWNER: POSTROCK ENERGY SERVICES CORPORATION
     BY THIS ACKNOWLEDGMENT OF PLEDGE, dated as of September 21, 2010, POSTROCK KPC PIPELINE, LLC (the “Limited Liability Company”) hereby acknowledges the pledge in favor of Royal Bank of Canada (“Pledgee”), in its capacity as Collateral Agent for certain beneficiaries under that certain Pledge and Security Agreement dated as of September 21, 2010 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”), against, and a security interest in favor of Pledgee in, all of POSTROCK ENERGY SERVICES CORPORATION’s (the “Interest Owner”) Rights in connection with any membership interest in the Limited Liability Company now and hereafter owned by the Interest Owner (“Limited Liability Company Interest”).
     A. Pledge Records. The Limited Liability Company has identified Pledgee’s interest in all of the Interest Owner’s Right, title, and interest in and to all of the Interest Owner’s Limited Liability Company Interest as subject to a pledge and security interest in favor of Pledgee in the Limited Liability Company records.
     B. Limited Liability Company Distributions, Accounts, and Correspondence. The Limited Liability Company hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Limited Liability Company shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Limited Liability Company shall be provided to the Pledgee. The Limited Liability Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Administrative Agent, pay directly to the Administrative Agent at its offices at Royal Bank Plaza, P.O. Box 50, 200 Bay Street, 12th Floor, South Tower, Toronto, Ontario M5J 2W7 any and all distributions, income, and cash flow arising from the Limited Liability Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the Limited Liability Company Agreement. The Pledgee may from time to time notify the Limited Liability Company of any change of address to which such amounts are to be paid.
Remainder of Page Intentionally Blank.
Signature Page to Follow.
PESC KPC Pipeline Equity Pledge
Annex A Page 1

     EXECUTED as of the date first stated in this Acknowledgment of Pledge.

POSTROCK KPC PIPELINE, LLC,
a Delaware limited liability company

By:	POSTROCK ENERGY SERVICES CORPORATION,
its sole member

By:
David C. Lawler
President and Chief Executive Officer
PESC KPC Pipeline Equity Pledge
Annex A Page 2